Exhibit 15.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-13270, 333-113552, 333-132221 and 333-149553) of Magic Software Enterprises Ltd., of our report dated 8 February 2013, with respect to the financial statements of Hermes Logistics Technologies Limited as of December 31, 2012, which report appears in the Annual Report on Form 20-F of Magic Software Enterprises Ltd. for the year ended December 31, 2012.

Yours sincerely,

LEVY COHEN & CO.

/s/Levy Cohen & Co.

Registered Auditors and Certified
Public Accountants

April 22, 2013